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EXHIBIT 3.1

                               AMENDMENT NO. 2 TO
                          AMENDED AND RESTATED BY-LAWS
                                      -OF-
                         INTEGRATED TECHNOLOGY USA, INC.
          (a Delaware corporation hereinafter called the "Corporation")

                          Effective as of May 11, 1997

         The By-laws of the Corporation, as amended to date, are hereby amended as follows:

         1. Section 2.03 of the Corporation's By-laws is replaced by the following new Section 2.03:

                  SECTION 2.03. Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary. Special meetings may not be called by any other person or persons.

         2. The following new Sections 2.07, 2.08 and 2.09 are hereby added to
Article II of the By-laws.

                  SECTION 2.07. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors; provided, however, that the following procedures shall not apply to the nomination of persons for election as directors by vote of any class or series of preferred stock of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee appointed by the Board of Directors or by any common stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.07. Such nominations, other than those made by or at the direction of the Board of Directors or by any committee appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders and the meeting is held on a day which is not within five calendar days of the date on which the prior year's meeting was held, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the

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         meeting was mailed or such public disclosure was made, whichever first occurs; and provided, further, however, that in the case of the 1997 annual meeting of stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which the Corporation files a Report on Form 8-K, pursuant to the Securities Exchange Act of 1934, as amended, that indicates that this Section 2.07 has been added to the Corporation's By-Laws. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the person and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder, (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. Such notice shall be accompanied by the executed consent of each nominee to serve as a director if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation by the holders of Common Stock of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                  SECTION 2.08. Advance Notification of Business to be Transacted at Stockholder Meetings. To be properly brought before the annual or any special meeting of stockholders, business must be either
         (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors or any committee appointed by the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before any annual or special meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting;

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         provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders and the meeting is either an annual meeting that is held on a day which is not within five calendar days of the date on which the prior year's annual meeting was held or is a special meeting whenever held, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs; provided, further, however, that in the case of the 1997 annual meeting of stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which the Corporation files a Report on Form 8-K, pursuant to the Securities Exchange Act of 1934, as amended, that indicates that this Section 2.08 has been added to the Corporation's By-Laws. and provided, further, however, that this Section 2.08 shall not apply to any special meeting of stockholders where only the holders of one or more classes or series of preferred stock of the Corporation are entitled to vote. Such stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

                  No business shall be conducted at the annual or any special meeting of stockholders unless it is properly brought before the meeting in accordance with the procedures set forth in this Section 2.08, provided, however, that nothing in this Section 2.08 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting in accordance with the procedures set forth in this Section 2.08. The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 2.08 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                  SECTION 2.09. Compliance with Securities and Exchange Act of 1934. Notwithstanding any other provision of these By-laws, the Corporation shall be under no obligation to include any stockholder proposal in its proxy statement materials or otherwise present any such proposal to stockholders at a special or annual meeting of stockholders if the Board of Directors reasonably believes that the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the Corporation shall not be required to include in its proxy statement material to stockholders any stockholder proposal not required to be

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         included in its proxy material to stockholders in accordance with such
         Act, rules, or regulations

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